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                                 Exhibit 23 (j)

                          Independent Auditors Consent

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 9, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Reports to Shareholders of The Montgomery Variable Series: Growth Fund and The Montgomery Variable Series: Emerging Markets Fund (collectively constituting the portfolios of the Montgomery Funds III) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information" in such Registration Statement.


San Francisco, California
April 24, 2001